UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2018

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite 2241 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On February 19, 2018, Variation Biotechnologies Inc. (“VBI Cda”), a wholly-owned subsidiary of VBI Vaccines Inc. (the “Company”), entered into an amendment (the “Amendment”), effective January 1, 2018, to its consulting agreement with F. Diaz-Mitoma Professional Corporation, dated as of July 1, 2016, as amended on March 29, 2017, pursuant to which Dr. Francisco Diaz-Mitoma serves as the Company’s Chief Medical Officer (the “Consulting Agreement”). Pursuant to the Amendment, (i) the term of the Consulting Agreement was extended until December 31, 2018, (ii) the cash consulting fee was increased from CAD$41,080 to CAD$42,257 per month, (iii) VBI Cda agreed to pay a performance-based bonus for 2017 services equal to CAD$108,697.30, and (iv) Dr. Diaz-Mitoma, as the designee of his professional corporation, was granted, pursuant to the 2016 VBI Vaccines Inc. Equity Incentive Plan, stock options to purchase 100,000 common shares of the Company, subject to the terms and conditions of the applicable option agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: February 23, 2018	By:	/s/ Jeff Baxter
Jeff Baxter
President and Chief Executive Officer